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                                  Exhibit 10.5

                                  FDIC LETTER
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
FDIC
Federal Deposit Insurance Corporation
Division of Supervision
Suite 1600, One Atlantic Center                                    Atlanta Regional Office
1201 West Peachtree Street, N.E., Atlanta, Georgia 30309-3449               (404) 617-1300
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                                 August 2, 1995



Mr. C.M. Barnes
President/CEO
Tara State Bank
Post Office Box 775
Riverdale, Georgia 30274-0775

Dear Mr. Barnes:

The progress report dated July 10, 1995 submitted pursuant to the March 27, 1992 Memorandum of Understanding has been received. The report is comprehensive and addresses areas encompassed by the Memorandum.

The progress report contains a request that the Memorandum of Understanding be terminated. While we continue to be concerned with the remaining heavy volume of criticized assets, the present corrective action has served its purpose. We are terminating our participation in the Memorandum of Understanding effective as of the date of this letter. However, submission of a quarterly report to this office on classified assets in excess of $200,000 is requested until further notice.

Your cooperation during the term of the corrective action is appreciated. We trust that the bank will continue to operate within the spirit of the provisions of the Memorandum. The Georgia Department of Banking and Finance will correspond with you separately regarding this matter.

                                        Sincerely,

                                        /s/Lyle V. Hergerson/jhb

                                        Lyle V. Helgerson
                                        Regional Director